Exhibit 99.1

October 7, 2020

LOWE’S ANNOUNCES CASH TENDER OFFERS FOR CERTAIN OF ITS OUTSTANDING DEBT SECURITIES

MOORESVILLE, N.C. – Lowe’s Companies, Inc. (NYSE: LOW) (the “Company”) today announced the commencement of cash tender offers (the “Tender Offers”) of its outstanding 7.110% Notes due 2037, 6.650% Notes due 2037, 5.800% Notes due 2036, 5.800% Notes due 2040, 5.125% Notes due 2050, 5.000% Notes due 2043, 5.125% Notes due 2041, 4.550% Notes due 2049, 5.000% Notes due 2040, 4.375% Notes due 2045, 4.650% Notes due 2042, 4.250% Notes due 2044, 4.050% Notes due 2047, 5.500% Notes due 2035, 7.200% Notes due 2027, 6.875% Notes due 2028, 6.500% Notes due 2029, and 4.500% Notes due 2030 (collectively, the “Notes”) in the priorities set forth in the table below, subject to an aggregate tender cap (the “Aggregate Tender Cap”) of up to an aggregate principal amount of all series of Notes that does not exceed $3,500,000,000 in aggregate cash consideration excluding accrued interest. The amount of each series of Notes purchased will be limited to the applicable Tender SubCap (each, a “Tender SubCap”) set forth in the table below, if any. The purpose of the Tender Offers is to reduce interest expense and manage the maturity profile of the Company’s outstanding debt. Notes that are accepted in the Tender Offers will be retired. Each Tender Offer is a separate tender offer. Each Tender Offer may be individually amended, extended or terminated by us. We reserve the right, but are under no obligation, to increase, decrease or eliminate one or more of the Tender SubCaps and to increase or decrease the Aggregate Tender Cap, in each case subject to compliance with applicable law.

Up to the Aggregate Tender Cap (not to exceed the Tender SubCap for each series of Notes, if any) of the

Outstanding Debt Securities of Lowe’s Companies, Inc. Listed Below in the Priority Listed Below

Title of Security	CUSIP Numbers	Principal Amount Outstanding	Tender SubCap(1)	Acceptance Priority Level(2)	Reference U.S. Treasury Security	Bloomberg Reference Page(3)	Early Tender Premium (per $1,000)	Fixed Spread (basis points)
7.110% Notes due 2037	54866NBJ7	$40,820,000	N/A	1	1.250% U.S. Treasury Note due May 15, 2050	FIT1	$30	175
6.650% Notes due 2037	548661CP0	$229,960,000	N/A	2	1.250% U.S. Treasury Note due May 15, 2050	FIT1	$30	145
5.800% Notes due 2036	548661CL9	$290,106,000	N/A	3	1.250% U.S. Treasury Note due May 15, 2050	FIT1	$30	145
5.800% Notes due 2040	548661CR6	$229,908,000	N/A	4	1.250% U.S. Treasury Note due May 15, 2050	FIT1	$30	135
5.125% Notes due 2050	548661DW4	$1,250,000,000	$500,000,000	5	1.250% U.S. Treasury Note due May 15, 2050	FIT1	$30	137
5.000% Notes due 2043	548661DA2	$296,951,000	N/A	6	1.250% U.S. Treasury Note due May 15, 2050	FIT1	$30	150
5.125% Notes due 2041	548661CU9	$152,135,000	N/A	7	1.250% U.S. Treasury Note due May 15, 2050	FIT1	$30	145

Title of Security	CUSIP Numbers	Principal Amount Outstanding	Tender SubCap(1)	Acceptance Priority Level(2)	Reference U.S. Treasury Security	Bloomberg Reference Page(3)	Early Tender Premium (per $1,000)	Fixed Spread (basis points)
4.550% Notes due 2049	548661DS3	$1,500,000,000	$600,000,000	8	1.250% U.S. Treasury Note due May 15, 2050	FIT1	$30	132
5.000% Notes due 2040	548661DV6	$750,000,000	$300,000,000	9	1.250% U.S. Treasury Note due May 15, 2050	FIT1	$30	112
4.375% Notes due 2045	548661DJ3	$750,000,000	N/A	10	1.250% U.S. Treasury Note due May 15, 2050	FIT1	$30	130
4.650% Notes due 2042	548661CX3	$750,000,000	N/A	11	1.250% U.S. Treasury Note due May 15, 2050	FIT1	$30	120
4.250% Notes due 2044	548661DE4	$350,000,000	N/A	12	1.250% U.S. Treasury Note due May 15, 2050	FIT1	$30	130
4.050% Notes due 2047	548661DQ7	$1,500,000,000	N/A	13	1.250% U.S. Treasury Note due May 15, 2050	FIT1	$30	125
5.500% Notes due 2035	548661CJ4	$343,915,000	N/A	14	0.625% U.S. Treasury Note due August 15, 2030	FIT1	$30	150
7.200% Notes due 2027	54866NBP3	$75,000,000	N/A	15	0.625% U.S. Treasury Note due August 15, 2030	FIT1	$30	120
6.875% Notes due 2028	548661AH0	$255,478,000	N/A	16	0.625% U.S. Treasury Note due August 15, 2030	FIT1	$30	110
6.500% Notes due 2029	548661AK3	$310,741,000	N/A	17	0.625% U.S. Treasury Note due August 15, 2030	FIT1	$30	105
4.500% Notes due 2030	548661DU8	$1,250,000,000	N/A	18	0.625% U.S. Treasury Note due August 15, 2030	FIT1	$30	86

(1)	The applicable Tender SubCap applies to aggregate principal amount of the respective series of Notes tendered.
(2)

Subject to the Aggregate Tender Cap and Tender SubCaps and proration, the principal amount of each series of Notes that is purchased in each Tender Offer will be determined in accordance with the applicable acceptance priority level (in numerical priority order) as specified in this column.

(3)	The applicable page on Bloomberg from which the Lead Dealer Managers will quote the bid-side prices of the applicable U.S. Treasury Security.

The Tender Offers are being made upon and are subject to the terms and conditions, including a financing condition, set forth in the Company’s Offer to Purchase dated October 7, 2020 (the “Offer to Purchase”) and the related Letter of Transmittal. The Tender Offers will expire at 11:59 p.m., New York City time, on November 4, 2020, unless extended or earlier terminated by the Company (the “Expiration Date”). Tenders of Notes may be withdrawn at any time on or prior to 5:00 p.m., New York City time, on October 21, 2020 (the “Early Tender Deadline”), but may not be withdrawn thereafter except in certain limited circumstances where additional withdrawal rights are required by law.

The consideration paid in the Tender Offers for each series of Notes that are validly tendered and accepted for purchase will be determined in the manner described in the Offer to Purchase by reference to the applicable fixed spread over the yield based on the bid side price of the applicable U.S. Treasury Security specified in the table above and in the Offer to Purchase (the “Total Consideration”). Holders of Notes that are validly tendered and not withdrawn on or prior to the Early Tender Deadline and accepted for purchase will receive the applicable Total Consideration, which includes an early tender premium of $30.00 per $1,000 principal amount of the Notes accepted for purchase (the “Early Tender Premium”). Holders of Notes who validly tender their Notes following the Early Tender Deadline but on or prior to the Expiration Date will only receive the applicable “Tender Offer Consideration” per $1,000 principal amount of any such Notes tendered by such holders that are accepted for purchase, which is equal to the applicable Total Consideration minus the Early Tender Premium. The Total Consideration will be determined at 3:00 p.m., New York City time, on October 21, 2020, unless extended by the Company (the “Tender Offer Price Determination Date”).

Payments for Notes purchased will include accrued and unpaid interest from and including the last interest payment date applicable to the relevant series of Notes up to, but not including, the applicable settlement date for such Notes accepted for purchase. The settlement date for Notes that are validly tendered on or prior to the Early Tender Deadline is expected to be October 23, 2020, the second business day after the Tender Offer Price Determination Date (the “Early Settlement Date”). The settlement date for Notes that are tendered following the Early Tender Deadline but on or prior to the Expiration Date is expected to be November 6, 2020, the second business day following the Expiration Date (the “Final Settlement Date”), assuming the Aggregate Tender Cap is not purchased on the Early Settlement Date.

Subject to the Aggregate Tender Cap, Tender SubCaps and proration, if applicable, all Notes validly tendered and not validly withdrawn on or prior to the Early Tender Deadline having a higher Acceptance Priority Level (with 1 being the highest) will be accepted before any tendered Notes having a lower Acceptance Priority Level (with 18 being the lowest), and all Notes validly tendered following the Early Tender Deadline having a higher Acceptance Priority Level will be accepted before any Notes tendered following the Early Tender Deadline having a lower Acceptance Priority Level. However, even if the Tender Offers are not fully subscribed as of the Early Tender Deadline, subject to the Aggregate Tender Cap and Tender SubCaps, Notes validly tendered and not validly withdrawn on or prior to the Early Tender Deadline will be accepted for purchase in priority to other Notes tendered following the Early Tender Deadline even if such Notes tendered following the Early Tender Deadline have a higher Acceptance Priority Level than Notes tendered on or prior to the Early Tender Deadline.

When proration of a series of tendered Notes is required, the aggregate principal amount of Notes tendered by a holder of the Notes in that series will be multiplied by the proration rate and then rounded down to the nearest $1,000 increment. The proration rate used will be that percentage, such that the aggregate principal amount of Notes of a series that are accepted for purchase comes nearest to but does not exceed the lower of (1) the applicable Tender SubCap, if any, and (2) the maximum principal amount of Notes of such series that may be accepted for purchase in accordance with the Acceptance Priority Levels without exceeding the Aggregate Tender Cap. If after applying the proration rate as described above, the holder is entitled to a credit or return of a portion of its tendered Notes of a series which is less than the applicable Authorized Denomination (as defined in the Offer to Purchase), then all or none (at the Company’s sole discretion) of the Notes of such series tendered by the holder will be accepted without proration. In no event will the aggregate principal amount of any series of Notes accepted for purchase in a Tender Offer exceed the applicable Tender SubCap, if any, and in no event will the aggregate principal amount of all series of Notes purchased pursuant to the Tender Offers exceed the Aggregate Tender Cap.

The Company’s obligation to accept for purchase and to pay for the Notes validly tendered in the Tender Offer is conditioned on the satisfaction or waiver of the conditions described in the Offer to Purchase, including a financing condition and certain other general conditions described in the Offer to Purchase. The Company reserves the right, subject to applicable law, to: (i) waive any and all conditions to the Tender Offers; (ii) extend or terminate the Tender Offers; (iii) increase, decrease or eliminate one or more of the Tender SubCaps or increase or decrease the Aggregate Tender Cap; or (iv) otherwise amend the Tender Offers in any respect.

Information Relating to the Tender Offers

Barclays Capital Inc. and Wells Fargo Securities, LLC are acting as the lead dealer managers for the Tender Offers, and Citigroup Global Markets Inc. and Goldman Sachs & Co. LLC are acting as co-dealer managers. The information agent and tender agent is D.F. King & Co., Inc. Copies of the Offer to Purchase, Letter of Transmittal and related offering materials are available by contacting D.F. King & Co., Inc. at (800) 884-4725 (toll-free), (212) 269-5550 (banks and brokers) or lowes@dfking.com. Questions regarding the Tender Offer should be directed to Barclays, Liability Management Group, at (212) 528-7581 (collect), (800) 438-3242 or us.lm@barclays.com or Wells Fargo Securities, Liability Management Group, at (704) 410-4759 (collect), (866) 309-6316 (toll-free) or liabilitymanagement@wellsfargo.com. This press release shall not constitute an offer to sell, a solicitation to buy or an offer to purchase or sell any securities. The Tender Offers are being made only pursuant to an Offer to Purchase dated October 7, 2020 and a related Letter of Transmittal, which set forth the terms and conditions of the Tender Offers, and only in such jurisdictions as is permitted under applicable law.

Disclosure Regarding Forward-Looking Statements

Included herein are forward-looking statements, including statements with respect to an anticipated financing and any repayment of debt. There are many factors that affect management’s views about future events and trends of the business and operations of the Company, all as more thoroughly described in the Company’s filings with the Securities and Exchange Commission. The Company does not undertake any obligation to update forward-looking information included in this release or any of its public filings.

About Lowe’s

Lowe’s Companies, Inc. (NYSE: LOW) is a FORTUNE® 50 home improvement company serving approximately 18 million customers a week in the United States and Canada. With fiscal year 2019 sales of $72.1 billion, Lowe’s and its related businesses operate or service more than 2,200 home improvement and hardware stores and employ approximately 300,000 associates. Based in Mooresville, N.C., Lowe’s supports the communities it serves through programs focused on creating safe, affordable housing and helping to develop the next generation of skilled trade experts.

For Immediate Release

Contacts:	Shareholders’/Analysts’ Inquiries:	Media Inquiries:
	Kate Pearlman	Jackie Pardini Hartzell
	704-775-3856	704-758-4317
	kate.pearlman@lowes.com	jaclyn.pardini@lowes.com

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